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EXHIBIT 23.2

CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

    We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Applied Signal Technology, Inc. 1991 Stock Option Plan, 2001 Stock Option Plan and 1993 Employee Stock Purchase Plan of our report dated December 14, 2000 with respect to the consolidated financial statements of Applied Signal Technology, Inc. included in its Annual Report (Form 10-K) for the year ended October 31, 2000, filed with the Securities and Exchange Commission.

/s/ ERNST & YOUNG LLP

San Jose, California
October 22, 2001

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  EXHIBIT 23.2
CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS